                                                                      Exhibit 16

[PWC logo]


PricewaterhouseCoopers LLP
1201 Louisiana St., Ste. 2900
Houston, TX  77002-5678



May 12, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Splitrock Services, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Regulation S-K Item 304(a)(1), as part of the Company's Form 10-Q report dated May 12, 2000. We agree with the statements concerning our Firm in such Form 10-Q.

Very truly yours,


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP